EX-10.78



























                            Maxicare Health Plans, Inc.
                              1995 STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                Page
       1.   Purpose............................................    1

       2.   Definitions........................................    1
            2.1   Accrued Installment..........................    1
            2.2   Board........................................    1
            2.3   Code.........................................    1
            2.4   Company......................................    1
            2.5   Common Stock.................................    1
            2.6   Disabled or Disability.......................    1
            2.7   Fair Market Value............................    1
            2.8   Incentive Stock Option.......................    2
            2.9   Nonqualified Stock Option....................    2
            2.10  Optionee.....................................    2
            2.11  Option Price.................................    2
            2.12  Plan.........................................    2
            2.13  Plan Administrator...........................    2
            2.14  Stock Option.................................    2

       3.   Stock Options Under the Plan.......................    2

       4.   Administration.....................................    2
            4.1   Administration by Board......................    2
            4.2   Administration by Stock Option Committee.....    3

       5.   Eligibility........................................    3

       6.   Shares Subject to the Plan.........................    4
            6.1   Available Shares.............................    4
            6.2   Capital Structure Adjustments................    4
            6.3   Substitution or Assumptions of Stock Options.    5
            6.4   No Obligations of Successor Corporations.....    5

       7.   Terms and Conditions of Stock Options                  5
            7.1   Number of Shares Subject to Stock Option.....    5
            7.2   Stock Option Price...........................    6
            7.3   Notice and Payment...........................    6
            7.4   Exercise of Stock Option.....................    7
            7.5   Term of Stock Option.........................    8
            7.6   Limit on Incentive Stock Options.............    9
            7.7   No Fractional Shares.........................    9
            7.8   Exercisability in the Event of Death.........    9
            7.9   Modification, Extension, and Renewal of Stock
                  Options......................................    9

       8.   Supplemental Grants................................   10
            8.1   Loans........................................   10
            8.2   Cash Payments................................   10

       9.   Termination or Amendment of the Plan...............   10
            9.1   Amendment to Plan............................   11
            9.2   Effect of Termination of Plan on Outstanding
                  Stock Options................................   11
            9.3   Shareholder Approval for Amendment to Plan...   11

       10.  Indemnification....................................   11

       11.  Withholding........................................   11
            11.1  Irrevocable Election.........................   12
            11.2  Approval by Plan Administrator...............   12
            11.3  Timing of Election...........................   12
            11.4  Window Period................................   12
            11.5  Timing of Delivery...........................   12
            11.6  Terms in Agreement...........................   13

       12.  General Provisions.................................   13
            12.1  Stock Options Not Transferable...............   13
            12.2  Transfer of Common Stock.....................   13
            12.3  Reservation of Shares of Common Stock........   13
            12.4  Restrictions on Issuance of Shares...........   13
            12.5  Notices......................................   14
            12.6  Representations and Warranties...............   14
            12.7  No Enlargement of Employee Rights............   14
            12.8  Restrictions on Issuance of Shares...........   15
            12.9  Legends on Stock Certificates................   15
            12.10 Remedies.....................................   15
            12.11 Invalid Provisions...........................   15
            12.12 Applicable Law...............................   16
            12.13 Successors and Assigns.......................   16
            12.14 Rights as a Stockholder or Employee..........   16

       13.  Effective Date of Plan.............................   16

       14.  Term of Plan.......................................   16

                           MAXICARE HEALTH PLANS, INC.

                             1995 STOCK OPTION PLAN


              1. Purpose. The purpose of this Maxicare Health Plans, Inc. (the "Company") 1995 Stock Option Plan (the "Plan") is to further the growth and development of the Company by providing an incentive to officers and other key employees who are in a position to contribute materially to the prosperity of the Company and to participate in the long-term growth of the Company by receiving the opportunity to acquire shares of the Company's Common Stock and to provide for additional compensation based on appreciation in the Company's shares. The Plan provides a means to increase such persons' interests in the Company's welfare, to encourage them to continue their services to the Company or its subsidiaries, and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries.

              2. Definitions. The following definitions are applicable to the Plan:

                    2.1 Accrued Installment. Any exercisable portion of a Stock Option granted under the Plan.

                    2.2   Board.  The Board of Directors of the Company.

                    2.3 Code. The Internal Revenue Code of 1986, as amended from time to time.

                    2.4   Company.    Maxicare   Health   Plans,  Inc.,  a
       Delaware corporation.

                    2.5 Common Stock. The shares of the $.01 par value per share common stock of the Company.

                    2.6   Disabled or Disability.    An  Optionee shall be
       deemed to be Disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than thirty (30) consecutive days. The determination of whether an individual is Disabled or has a Disability shall be determined under procedures established by the Plan Administrator.

                    2.7 Fair Market Value. For purposes of the Plan, the Fair Market Value of any share of Common Stock of the Company at any date shall be determined based on (a) if the Common Stock is listed on an established stock exchange or exchanges or reported by NASDAQ, the last reported sale price per share on the last trading day immediately preceding such date on the principal exchange on


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
       which it is traded, or if no sale was made on such day on such principal exchange, at the closing reported bid price on such day on such exchange, or (b) if the Common Stock is not then listed on an exchange, the last reported sale price per share on the last trading day immediately preceding such date reported by NASDAQ, or if sales are not reported by NASDAQ or no sale was made on such date, the average of the closing bid and asked price per share for the Common Stock in the over-the-counter market as quoted by NASDAQ on the day prior to such date, or (c) if the Common Stock is not publicly traded at the time a Stock Option is granted under the Plan, Fair Market Value shall be deemed to be the fair value of the Common Stock as determined by the Plan Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

                    2.8   Incentive  Stock  Option.     Any  Stock  Option
       intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                    2.9   Nonqualified Stock  Option.    Any  Stock Option
       that is not an Incentive Stock Option.

                    2.10  Optionee.  The recipient of a Stock Option.

                    2.11  Option Price.   The  exercise  or purchase price
       for any Stock Option awarded under the Plan.

                    2.12  Plan.   The  Maxicare  Health  Plans,  Inc. 1995
       Stock Option Plan, as amended from time to time.

                    2.13 Plan Administrator. The Board or the Stock Option Committee designated pursuant to Section 4 hereof who/which is authorized to administer, construe and interpret the terms of the Plan.

                    2.14 Stock Option. Any option to purchase shares of Common Stock pursuant to Section 7.

              3. Stock Options Under the Plan. Two types of Stock Options (referred to herein as "Stock Options" without distinction between such two types) may be granted under the Plan: Stock Options intended to qualify as Incentive Stock Options and Nonqualified Stock Options.

              4.    Administration.

                    4.1   Administration by  Board.    Subject  to Section
       4.2, the Plan Administrator shall be the Board during such periods of time as all members of the Board are "disinterested persons" as defined in Rule 16b-3(c)(2)(i) promulgated pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (a "disinterested person"). Subject to the provisions of the

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
       Plan, the Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, to select from time to time from among the eligible employees (as determined pursuant to
       Section 5 below) of the Company and its subsidiaries those employees to whom Stock Options will be granted, to determine the timing and manner of the grant of the Stock Options, to determine the Option Price, the number of shares covered by and all of the terms of the Stock Option, to determine the duration and purpose of leaves of absence which may be granted to Stock Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The interpretation and construction by the Plan Administrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

                    4.2 Administration by Stock Option Committee. The Board may, in its sole discretion, delegate any or all of its duties as Plan Administrator. In the event that at any time the
       Board includes any person who is not a disinterested person, the Board shall delegate all of its duties as Plan Administrator during such period of time, to a committee selected by the Board which shall act as the Plan Administrator pursuant to the terms hereof (the "Stock Option Committee"). The Stock Option Committee shall consist of not fewer than two (2) members of the Board, all of which shall be persons who, in the opinion of counsel to the Company, are disinterested persons, to be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease (to not less than two members) the size of the Stock Option Committee, and add additional members to, or remove members from, the Stock Option Committee. The Stock Option Committee shall act pursuant to a majority vote or the written consent of a majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the direction of the Board, the Stock Option Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Stock Option Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

              5. Eligibility. Any employee (including any officer who is an employee) or director of the Company (other than members of the Stock Option Committee while serving on such Stock Option Committee) or any of its subsidiaries shall be eligible to receive a Stock Option under the Plan; provided, however, that no person who owns stock possessing more than 10% of the total combined


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
       voting power of all classes of stock of the Company or any of its parent or subsidiary corporations shall be eligible to receive an Incentive Stock Option under the Plan unless at the time such Stock Option is granted the Option Price (determined in the manner provided in Section 7.2 hereof) is at least 110% of the Fair Market Value of the shares subject to the Stock Option and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. An employee may receive more than one Stock Option under the Plan.

              6.    Shares Subject to the Plan.

                    6.1 Available Shares. The shares available for issue upon the exercise of Stock Options granted under the Plan shall be shares of the Company's authorized but unissued, or reacquired, Common Stock. The aggregate number of shares which may be issued upon the exercise of Stock Options granted under the Plan shall not exceed 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 6.2 hereof. In the event that the grant of any Stock Option under the Plan for any reason expires, is terminated or surrendered without being exercised in full or is exercised or surrendered without the distribution of shares, the shares of Common Stock allocable to the unexercised portion of the Stock Option shall again be available for grant and distribution under the Plan as if no Stock Option had been granted with respect to such shares.

                    6.2 Capital Structure Adjustments. Except as otherwise provided herein, appropriate and proportionate capital structure adjustments shall be made in the number and class of shares subject to the Plan, to the Stock Option rights granted under the Plan, and the Option Price of such Stock Option rights, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the corporate or capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Administrator, the determination of which in that respect shall be final, binding, and conclusive, provided that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted in a manner that causes it to fail to continue to qualify as an Incentive Stock Option. In the event of a liquidation, a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, any unexercised Stock Option rights theretofore granted under the Plan shall be deemed canceled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the Stock Option rights under the Plan or to use substitute stock option rights in place thereof; provided, however, that, notwithstanding the foregoing, if such Stock Option rights would otherwise be


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
       canceled in accordance with the foregoing, the Stock Option recipient shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to exercise all Stock Option rights held by such recipient without regard to any restrictions on exercisability, including but not limited to the unvested portions of such Stock Options. Notwithstanding the foregoing, in the event that any transaction causing the termination of the Stock Option granted hereunder pursuant to the terms of this Section 6.2 is not consummated; (i) any Accrued Installment that was exercised pursuant to the terms of this Section 6.2, may, at the election of the Optionee, be rescinded; and (ii) Unexercised Accrued Installments that had become exercisable solely by reason of the provisions of Section 6.2 hereof shall again become unaccrued and unexercisable as of said termination of such transaction, subject, however, to such Stock Option continuing to be governed by the terms of the Stock Option agreement under which such Stock Option was granted including the accrual schedule for the vesting of such Stock Option set forth therein.

                    6.3 Substitution or Assumptions of Stock Options. In addition to and not in lieu of those rights granted pursuant to
       Section 6.2 hereof, if provisions shall be made in writing in connection with such transaction for the continuance of the Plan and/or the assumption of Stock Options theretofore granted, or the substitution of such Stock Options for options covering the stock of the successor corporation, or a parent or subsidiary thereof with appropriate adjustments as to the number and kind of shares and prices, the unexercised Stock Options theretofore granted shall continue in the manner and under the terms so provided.

                    6.4 No Obligations of Successor Corporations. Neither the Company nor any successor entity shall have any obligation to provide for the continuance, assumption or substitution of this Plan or the Stock Options by any successor corporation or parent or subsidiary thereof in the event of a merger, reorganization or consolidation where the Company is not the surviving entity.

              7. Terms and Conditions of Stock Options. Stock Options granted under the Plan shall be evidenced by agreements (which need not be identical) in such form and containing such provisions which are consistent with the Plan as the Plan Administrator shall from time to time approve. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

                    7.1 Number of Shares Subject to Stock Option. Each Stock Option agreement shall specify the number of shares subject to the Stock Option; however, no Optionee shall be granted Stock Options to purchase more than 100,000 shares per year.




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
                    7.2 Stock Option Price. The Option Price for the shares subject to any Stock Option shall be such amount as is determined by the Plan Administrator. Anything to the contrary contained herein notwithstanding, the Option Price for the shares subject to any Nonqualified Stock Option may be less than Fair Market Value, but not less than par value per share and Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the Stock Option is granted. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the Option Price shall not be less than 110% of the Fair Market Value of the shares of Common Stock of the Company on the date the Stock Option is granted and for a term in excess of five (5) years.

                    7.3   Notice and Payment.   Any exercisable portion of
       a Stock Option may be exercised only by:

                          (a)  delivery  of  a   written   notice  to  the
       Company, prior to the time when such Stock Option becomes unexercisable under Section 7.4 hereof, stating the number of shares being purchased and complying with all applicable rules established by the Plan Administrator;

                          (b) payment in full of the Option Price of such Option by, as applicable; (i) cash or check for an amount equal to the aggregate Option Price for the number of shares being purchased; (ii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, a copy of instructions to a broker directing such broker to sell the Common Stock for which such Stock Option is exercised, and to remit to the Company the aggregate Option Price of such Stock Options (a "cashless exercise"); or (iii) in the discretion of the Plan
       Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the Option Price for the number of shares being purchased by tendering shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Option Price of the shares with respect to which such Stock Option or portion is thereby exercised (a "stock-for-stock exercise");

                          (c) payment of the amount of tax required to be withheld (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of a Stock Option. At the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the tax withholding by; (i) cash or check payable to the Company; (ii) cashless exercise; (iii) stock-for-stock exercise; or
       (iv) a combination of (i), (ii) and (iii); and




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
                          (d) delivery of a written notice to the Company requesting that the Company direct the transfer agent to issue to the Optionee (or to his designee) a certificate for the number of shares of Common Stock for which the Stock Option was exercised or, in the case of a cashless exercise, for any shares that were not sold in the cashless exercise.

       Notwithstanding the foregoing, the Company, subject to the provisions of Section 8.1 hereof, may extend and maintain, or arrange for the extension and maintenance of, credit to any Optionee to finance the Optionee's payment of the Option Price upon the exercise of any Stock Option, on such terms as may be approved by the Plan Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended. The Plan Administrator may, at any time and in its discretion, authorize a cash payment, determined in accordance with Section 8.2, which shall not exceed the amount required to pay in full the federal, state and local tax consequences of an exercise of any Stock Option granted under the Plan.

                    7.4 Exercise of Stock Option. No Stock Option shall be exercisable during the lifetime of an Optionee by any person other than the Optionee. Subject to the foregoing, the Plan Administrator shall have the power to set the time or times within which each Stock Option shall be exercisable and to accelerate the time or times of exercise; provided, however, Stock Options which are granted to Optionees who are subject to the restrictions of
       Section 16(b) of the Exchange Act may not be exercisable within six
       (6) months from the date of grant. To the extent that an Optionee has the right to exercise a Stock Option and purchase shares pursuant thereto, the Stock Option may be exercised from time to time as provided in Section 7.3 hereof. Subject to the actions, conditions and/or limitations set forth in this Plan and/or any applicable Stock Option agreement entered into hereunder, Stock Options granted under this Plan shall be exercisable in accordance with the following rules:

                          (a)  Subject in all  cases  to the provisions of
       Section 6 and 7.5 hereof, Stock Options shall vest and become exercisable at such times and in such installments (which may be cumulative) as the Board shall provide in the terms of each individual Stock Option agreement; provided, however, that by a resolution adopted after a Stock Option is granted the Plan
       Administrator may, on such terms and conditions as the Plan Administrator may determine to be appropriate, accelerate the time at which such Stock Option or installment thereof may be exercised.

                          (b)  Subject to the provisions of Sections 6 and
       7.5 hereof, a Stock Option may be exercised when to the extent such Stock Option becomes an Accrued Installment as provided in the terms under which such Stock Option was granted and at any time


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
       thereafter during the term of such Stock Option; provided, however, that in no event shall any Stock Option be exercisable more than ten (10) years from the date on which the Plan is adopted (the "Plan Termination Date").

                    7.5 Term of Stock Option. Any unexercised Accrued Installment of any Stock Option granted hereunder shall expire and become unexercisable and no Stock Option shall be exercisable after the earliest of:

                          (a)  ten (10) years from the date of grant; or

                          (b) the expiration date of the Stock Option established by the Plan Administrator at the time of grant of any Stock Option; or

                          (c) thirty (30) days following the effective date of the termination of employment or directorship (if such individual is not then an officer or employee of the Company) with the Company or any of its subsidiaries, as the case may be, of an Optionee for any reason other than death or Disability (the "Termination Date"). The Board, in its sole discretion, may extend such thirty (30) day period for a period not to exceed one (1) year following the Termination Date, but in no event beyond the applicable Plan Termination Date. Any installments under said
       Stock Option which have not accrued as of said Termination Date shall expire and become unexercisable as of said Termination Date. Any portion of a Stock Option that expires hereunder shall remain unexercisable and be of no effect whatsoever after such expiration notwithstanding that such Optionee may be reemployed by, or again become a director of, the Company or a subsidiary thereof, as the case may be; or

                          (d) notwithstanding the foregoing provisions of this Section 7.5, in the event of the death of an Optionee while an employee, officer or director of the Company or a subsidiary thereof as the case may be, or in the event of the termination of employment or a directorship by reason of the Optionee's Disability (as defined below), any unexercised Accrued Installment of the Stock Option granted hereunder to such Optionee shall expire and become unexercisable as of the earlier of; (i) the applicable Plan Termination Date; (ii) the first anniversary of the date of death of such Optionee (if applicable); or (iii) the first anniversary of the date of the termination of employment or directorship by reason of Disability (if applicable). Any such Accrued Installment of a deceased Optionee may be exercised prior to their expiration by (and only by) the person or persons to whom the Optionee's rights shall pass by will or by the laws of the descent and distribution, if applicable, subject, however, to all of the terms and conditions of this Plan and the applicable Stock Option agreement governing the exercise of Stock Options granted hereunder. Any installments under a deceased Optionee's Option that have not become exercisable as of the date of his or her death shall expire and become unexercisable as of said date of termination of employment as a result of death or disability. For purposes of this Subsection 7.5(d), an Optionee shall be deemed employed by the Company or any of its subsidiaries, as the case may be, during any period of leave of absence from active employment as authorized by the Company or any of its subsidiaries, as the case may be; or

                          (e) in the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the term set forth in (a), above, shall not be more than five years after the date the Stock Option is granted.

                    7.6 Limit on Incentive Stock Options. The aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options granted under this Plan are exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined at the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all Incentive Stock Option plans of the Company and any parent or subsidiary corporations) exceeds $100,000, such Stock Options shall be treated as Nonqualified Stock Options. The determination of which Stock Options shall be treated as Nonqualified Stock Options shall be made by taking Stock Options into account in the order in which they were granted.

                    7.7   No Fractional Shares.    In  no  event shall the
       Company be required to issue fractional shares upon the exercise of a Stock Option.

                    7.8 Exercisability in the Event of Death. In the event of the death of the Optionee, any unexercised Accrued Installment, or any portion thereof, on the date of death, may be exercised by the Optionee's personal representatives, heirs, or legatees subject to the provisions of Section 7.4 hereof.

                    7.9 Modification, Extension, and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, the Plan Administrator may modify, extend, or renew outstanding Stock Options granted under the Plan, accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefore (to the extent not theretofore exercised). The Plan Administrator may modify any outstanding Stock Options so as to specify a lower Option Price. The Plan Administrator shall not, however, without the consent of the Optionee, modify any outstanding Incentive Stock Option in any manner which would cause the Stock Option not to qualify as an Incentive Stock Option. Notwithstanding the foregoing, no modification of a Stock Option shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Stock Option.

              8.    Supplemental Grants.

                    8.1   Loans.  The Company  may extend and maintain, or
       arrange for the extension and maintenance of credit to any Optionee to finance the participant's purchase of shares pursuant to the exercise of any Stock Option, on such terms as may be approved by the Plan Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended, either on or after the date of grant of such Stock Option. Such loans may be either in connection with the grant or exercise of any Stock Option, or in connection with the payment of any federal, state and local income taxes in respect of income recognized upon exercise of a Stock Option. The Plan Administrator shall have full authority to decide whether to make a loan hereunder and to determine the amount, term, and provisions of any such loan, including the interest rate (which may be zero) charged in respect of any such loan, whether the loan is to be secured or unsecured, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall provide or reimburse to the borrower the amount used by him for the payment of the par value of any shares of Common Stock issued, have a term (including extensions) exceeding ten years in duration, or be an amount exceeding the total Option Price paid by the borrower under a Stock Option or for related Common Stock under the Plan plus an amount equal to the cash payment permitted in Section 8.2 below.

                    8.2 Cash Payments. The Plan Administrator may, at any time and in its discretion, authorize a cash payment, in respect of the grant or exercise of a Stock Option under the Plan or the lapse or waiver of restrictions under a Stock Option, which shall not exceed the amount which would be required in order to pay in full the federal, state and local income taxes due as a result of income recognized by the recipient as a consequence of; (i) the receipt of a Stock Option or the exercise of rights thereunder; and
       (ii) the receipt of such cash payment. The Plan Administrator shall have complete authority to decide whether to make such cash payments in any case, to make provisions for such payments either simultaneously with or after the grant of the associated Stock Option, and to determine the amount of any such payment.

              9. Termination or Amendment of the Plan. The Board may at any time terminate or amend the Plan in accordance with the following provisions:

                    9.1   Amendment  to  Plan.    Except  as  provided  in
       Section 9.3 hereof, the Board may amend this Plan from time to time in such respect as the Board may deem advisable, provided, however, that no such amendment shall operate to affect adversely an Optionee's rights under this Plan with respect to any Stock Option granted hereunder prior to the adoption of such amendment, except as may be necessary, in the judgment of counsel to the Company, to comply with any applicable law.

                    9.2 Effect of Termination of Plan on Outstanding Stock Options. Except as set forth in Section 6.2 hereof, no termination of the Plan prior to the Plan Termination Date, shall, without the written consent of the Optionee, alter the terms of Stock Options already granted and such Stock Options shall remain in full force and effect as if this Plan had not been terminated.

                    9.3 Shareholder Approval for Amendment to Plan. Any amendment to the Plan which would result in any of the following changes must be approved by the shareholders of the Company in the manner prescribed by Regulation 240.16b-3(b) of the Exchange Act;
       (i) materially increase benefits accruing to Optionee under this Plan; (ii) materially increase the number of shares which may be issued under this Plan; (iii) extend the term of the Plan; or (iv) materially modify the requirements as to eligibility for participation in the Plan.

              10. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Stock Option Committee, the Plan Administrator shall be indemnified by the Company against reasonable expense, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any grant thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, provided that within sixty (60) days after institution of any such action, suit, or proceeding, the member shall offer in writing to the Company the opportunity, at its own expense, to handle and defend the same.

              11. Withholding. Whenever the Company proposes or is required to issue or transfer shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares of Common Stock. If an

       Optionee surrenders shares acquired pursuant to the exercise of an Incentive Stock Option in payment of the Option Price and such surrender constitutes a disqualifying disposition for purposes of obtaining Incentive Stock Option treatment under the Code, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan, payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and local withholding tax requirements. An Optionee may elect with respect to any Stock Option which is paid in whole or in part in shares of Common Stock, to surrender previously acquired shares of Common Stock or authorize the Company to withhold shares (valued at Fair Market Value on the date of surrender or withholding of the shares) in satisfaction of all such withholding requirements (the "Share Surrender Withholding Election") in accordance with the following:

                    11.1  Irrevocable  Election.     Any  Share  Surrender
       Withholding Election shall be made by written notice to the Company and thereafter shall be irrevocable by the Optionee.

                    11.2 Approval by Plan Administrator. If an Optionee is subject to Section 16 of the Exchange Act, or any successor law, any Share Surrender Withholding Election shall be subject to the consent or disapproval of the Plan Administrator in accordance with rules established from time to time by the Plan Administrator.

                    11.3 Timing of Election. Any Share Surrender Withholding Election must be made prior to the date on which the Optionee recognizes taxable income with respect to the receipt of such shares (the "Tax Date").

                    11.4  Window Period.   If  an  Optionee  is subject to
       Section 16 of the Exchange Act, or any successor law, such person must make any Share Surrender Withholding Election:

                          (a) more than six months after the date of grant with respect to which such election is made (except whenever such election is made by a Disabled Optionee or the estate or personal representative of a deceased Optionee); and

                          (b) either at least six months prior to the Tax Date or during the period of ten business days beginning on the third business day following the release for publication of the Company's summary statement of sales and earnings for a quarter or fiscal year.

                    11.5 Timing of Delivery. When the Tax Date falls after the exercise of a Stock Option and the recipient makes a Share Surrender Withholding Election, the full number of shares subject to the Stock Option being exercised will be issued, but the

       Optionee will be unconditionally obligated to deliver to the Company on the Tax Date the number of shares having a value on the Tax Date equal to the Optionee's federal, state and local withholding tax requirements.

                    11.6  Terms  in  Agreement.    For  purposes  of  this
       Section 11.6, the Plan Administrator shall have the discretion to provide (by general rule or a provision in the specific Stock Option agreement) at the election of the Optionee, "federal, state and local withholding tax requirements" that shall be deemed to be any amount designated by the Optionee which does not exceed his estimated federal, state and local tax obligations associated with the transaction, including FICA taxes to the extent applicable.

              12.   General Provisions.

                    12.1 Stock Options Not Transferable. Stock Options granted under this Plan may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily by operation of law, other than by will or the laws of descent or distribution, and may be exercised during the lifetime of an Optionee only by such Optionee.

                    12.2 Transfer of Common Stock. Common Stock issued pursuant to the exercise of a Stock Option granted under this Plan or any interest in such Common Stock, may be sold, assigned, gifted, pledged, hypothecated, encumbered or otherwise transferred or alienated in any manner by the holder(s) thereof, subject, however, to the provisions of this Plan, including any representations or warranties requested under Section 13.6 hereof, and also subject to compliance with any applicable federal, state, local or other law, regulation or rule governing the sale or transfer of stock or securities.

                    12.3 Reservation of Shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

                    12.4 Restrictions on Issuance of Shares. The Company, during the term of this Plan, will use its best efforts to seek to obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof, the authorization deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its Common Stock hereunder or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of such Common Stock will meet applicable legal requirements shall relieve the Company of any liability in respect of the non-issuance or sale of such Common Stock as to which such authorization or confirmation shall have not been obtained.

                    12.5 Notices. Any notice to be given to the Company pursuant to the provisions of this Plan shall be in writing and addressed to the Company in care of its Stock Option Plan Administrator at its principal office, and any notice to be given to a director, officer or employee of the Company or any of its subsidiaries to whom a Stock Option is granted hereunder shall be in writing and addressed to him or her at the address given beneath his or her signature on his or her Stock Option agreement, or at such other address as such employee, officer or director or his or her transferee (upon the transfer of Common Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when delivered in person or mailed by first-class mail (return receipt requested), telex, telecopy or overnight courier to the other's address. It shall be the obligation of each Optionee and each transferee holding Common Stock purchased pursuant to the exercise of a Stock Option to provide the Stock Option Plan Administrator of the Company, by letter mailed as provided hereinabove, with written notice of his or her correct mailing address.

                    12.6 Representations and Warranties. As a condition to the exercise of any portion of a Stock Option, the Company may require the person exercising such Stock Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including, but not limited to, a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act or any other applicable law, regulation or rule of any governmental agency.

                    12.7 No Enlargement of Employee Rights. This Plan is purely voluntary on the part of the Company, and while the Company hopes to continue it indefinitely, the continuance of the Plan shall not be deemed to constitute a contract between the Company or any of its subsidiaries and any director or employee, or to be consideration for, or a condition of, the employment of any employee. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the employ of the Company or any of its subsidiaries or to interfere with the right of the Company or any of its subsidiaries to discharge or retire any employee thereof at any time. No employee shall have any right to or interest in Stock Options authorized hereunder prior to the grant of such a Stock Option to such employee, and upon such grant he shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

                    12.8  Restrictions  on  Issuance   of   Shares.    The
       issuance of Stock Options and shares of Common Stock shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities, including, without limitation, any required qualification under the California Corporate Securities Law of 1968, as amended.

                    12.9 Legends on Stock Certificates. Unless there is a currently effective appropriate registration statement on file with the Securities and Exchange Commission pursuant to the Securities Act with respect to the shares of Common Stock issuable under this Plan, each certificate representing such Common Stock shall be endorsed on its face with the following legend or its equivalent:

                   "Neither   the   shares   represented   by  this
             Certificate, nor the Option pursuant to which such shares were issued, have been registered under the Securities Act of 1933, as amended. These shares have been acquired for investment (and not with a view to distribution or resale) and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933, as amended, or until the issuer has been furnished with an opinion of counsel for the registered owner of these shares, reasonably satisfactory to counsel for the issuer, that such sale, transfers or disposition is exempt from the registration or qualification provisions of the Securities Act of 1933, as amended."

                    A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him to any eligible person making reasonable inquiry concerning it. In addition, the Company reserves the right to place any legends or other restrictions on each certificate representing Common Stock which may be required by any applicable state securities or other laws.

                    12.10 Remedies. Should any dispute arise concerning the sale or other disposition of a Stock Option or shares of Common Stock issued or issuable upon the exercise of a Stock Option, or any breach by the Company of the terms of the Plan or any Stock Option agreement, an Optionee's sole and exclusive remedy shall be damages.

                    12.11 Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

                    12.12 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state and without regard to the conflict of law principals thereof.

                    12.13 Successors and Assigns. This Plan shall be binding on and inure to the benefit of the Company and the officers, directors and employees of the Company and any subsidiary, to whom a Stock Option is granted hereunder, and their heirs, executors, administrators, legatees, personal representatives, assignees and transferees.

                    12.14 Rights as a Stockholder or Employee. A participant or transferee of a Stock Option shall have no right as a stockholder of the Company with respect to any shares covered by any grant under this Plan until the date of the issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 6.2 hereof. Nothing in the Plan or in any Stock Option agreement shall confer upon any Optionee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right of the Company or any subsidiary to terminate the Optionee's employment at any time.

              13. Effective Date of Plan. The Plan shall be adopted and become effective on the date of execution specified below subject, however, to the prior approval of the Plan by the stockholders of the Company.

              14.   Term of Plan.   Unless  sooner terminated by the Board
       in its sole discretion, the Plan will expire and no Stock Options may be made hereunder on and after July 27, 2005.

              IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer and to be effective on this 28th day of July, 1995.

                                         Maxicare Health Plans, Inc.



                                         By:/s/ PETER J. RATICAN
                                            ------------------------
                                                Peter J. Ratican,
                                             Chief Executive Officer



       Attest:


       By:/s/ ALAN D. BLOOM
          ----------------------------
              Alan D. Bloom, Secretary